Exhibit 99.1

Investor Relations Contact Craig Jackson, Assistant Treasurer phone (937) 259-7033	News Media Contact phone (937) 224-5940 e-mail communications@dplinc.com

DPL Announces Timing of First Quarter 2010 Earnings Release and Webcast Conference Call

DAYTON, Ohio - April 12, 2010 - DPL Inc. (NYSE:DPL) will announce its first quarter 2010 earnings on Thursday, April 29, 2010, after the market closes.

In conjunction with the earnings release, DPL will conduct a live Webcast of its conference call with financial analysts on Friday, April 30, 2010 at 9 a.m. Eastern time.  DPL executive management will present an overview of the company’s financial results and discuss recent company events, earnings guidance and other projections for 2010.  The presentation will be followed by a question and answer session.

Financial analysts may participate in the call by using the domestic dial in number of 888-680-0892 or the international dial-in number of 617-213-4858.  The access code is 56441179.  Please dial into the call at least fifteen minutes prior to the call to register.

Participants may also pre-register for the conference call at
https://www.theconferencingservice.com/prereg/key.process?key=PG33GYGUN. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference.

The live Webcast will be available on the DPL Inc. Web site at www.dplinc.com.  Please go to the site at least 15 minutes prior to the start of the call to register, download and install any necessary software.  After the conference call, a recording will be available for replay on the DPL Inc. Web site in the investor relations section.

About DPL

DPL Inc. (NYSE:DPL) is a regional energy company.  DPL was named one of Forbes’ “100 Most Trustworthy Companies” in 2009.

DPL’s principal subsidiaries include The Dayton Power and Light Company (DP&L); DPL Energy, LLC (DPLE); and DPL Energy Resources, Inc. (DPLER).  DP&L, a regulated electric utility, provides service to over 500,000 retail customers in West Central Ohio; DPLE engages in the operation of merchant peaking generation facilities; and DPLER is a competitive retail electric supplier in Ohio, selling to major industrial and commercial customers. DPL, through its subsidiaries, owns and operates approximately 3,750 megawatts of generation capacity, of which 2,850 megawatts are low cost coal-fired units and 900 megawatts are natural gas and diesel peaking units.  Further information can be found at www.dplinc.com.

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